EXLEY Expands to Canada, Torontonians Can Now Share Scoops, Eh!

MIAMI, FL – December 11, 2013 – EXLEY Media Inc. (“EXLEY Media”), a subsidiary of QUINT Media Inc. (“QUINT”) (OTCQB: QUNI), today announced EXLEY’s expansion to Canada, with Toronto the first city to be unlocked. Now, Torontonians can whip out their smartphones and easily share digital scoops from Hollywood North.

Anything in Toronto is fair game for EXLEY social columnists – news and sightings of box office darlings, legendary athletes, music moguls and even the outrageous Toronto Mayor, Rob Ford! Users can also submit digital content from major events – like the Toronto International Film Festival (TIFF), Canadian Music Week, North by Northeast (NXNE), Toronto Fashion Week, the Toronto Caribbean Carnival (Caribana) and Pride Week among many more – or scoop from the clubs, streets or their very own backyards.

“We’ve received a lot of requests from Canada, so we’ve unlocked EXLEY in this country of 35-million consumers, with Toronto the obvious destination for our launch. It’s a major global film center, with more than 1,300 movie, TV and commercial projects filmed each year plus over 60 film festivals, including the high-profile TIFF. Toronto is also known around the world for its sports teams, music scene, food, finance, technology, multiculturalism and now for its Mayor, too!” said Tino Dietrich, CEO of EXLEY Media. “There is a constant flow of celebrities in Toronto and its citizens are diverse yet connected, both to each other and the digital world around them. I expect Toronto’s uniquely Canadian content, commentary and controversy will add a real ‘je ne sais quoi’ to our growing digital media network.”

Over 18% of Canada’s population lives in the Greater Toronto Area according to the 2011 Census. Approximately 77% of Canada’s 35.1 -million residents are wireless subscribers as of Q3 2013, according to the Canadian Wireless Telecommunications Association.

“Torontonians are proud of their bragging rights as North America’s fourth largest city and one of the world’s most livable,” added Tino Dietrich. “We are overwhelmed with the magnificent acceptance of our service at this early stage and plan to continue unlocking more cities and countries in the near future, including Vancouver, Montreal, Calgary, and Halifax. Our growth strategy is driven largely by the people, which we believe reflects their interest in EXLEY as a new way to create, share and consume media.”

The EXLEY application is available via the iTunes App Store and Google Play. EXLEY is also available through any mobile browser on smartphones and tablets, and via desktop and laptops at www.GetExley.com.

About EXLEY Media Inc.

EXLEY Media Inc., a subsidiary of QUINT Media Inc., is the owner and operator of EXLEY (www.GetExley.com). EXLEY is a mobile application designed to fit the world’s largest newsroom in the palm of your hand. With it, anyone is enabled to become an influential social columnist or media giant by creating and sharing digital scoops. Audiences can easily discover and then consume this content in 30 seconds or less. Followers, friends and likes are deemphasized – instead, EXLEY is all about you, your interests and location.

About QUINT Media Inc.

QUINT Media Inc. (www.quintmediainc.com) is a digital media company founded to connect people with content relating to their passions, interests, and each other. Supported by proprietary technology and a team of international experts, QUINT is working to lead the digital content shift and monetize its traffic and user activity. QUINT is a publicly traded corporation quoted as QUNI.

Forward-Looking Statements

This press release contains forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, objectives, expectations or intentions regarding the future. In some cases you can identify forward-looking statements by the use of terminology such as "may", "should", "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy", or words of similar meaning. Forward-looking statements in this press release include those concerning EXLEY Media’ expectation that Toronto’s uniquely Canadian content, commentary and controversy will add a real ‘je ne sais quoi’ to its growing digital media network; and EXLEY Media’s plan to continue unlocking more cities and countries in the near future, including Vancouver, Montreal, Calgary, and Halifax. While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect current judgment regarding the direction of the business operations of QUINT, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this press release. These statements are predictions and involve known and unknown risks, uncertainties and other factors, including the risk that QUINT cannot execute its business plan for lack of capital or other resources, as well as the risks described in the periodic disclosure documents filed on EDGAR by QUINT. Any of these risks could cause QUINT or its industry's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements in this press release. Except as required by applicable law, including the securities laws of the United States, QUINT does not intend to update any of the forward-looking statements to conform these statements to actual results.

Further Information

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